Exhibit 10.1

Execution Version

THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF OR UPON THE CONVERSION OF ACCRUED INTEREST AS FURTHER DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THE NOTE MAY BE OBTAINED FROM THE COMPANY BY CONTACTING THE COMPANY’S CHIEF FINANCIAL OFFICER, ATTN: GEORGE CHI, EMAIL: GCHI@ONCOSEC.COM.

ONCOSEC MEDICAL INCORPORATED

Convertible Promissory Note and Security Agreement due November 25, 2024

Dated: November 25, 2022	$2,000,000.00

For value received, ONCOSEC MEDICAL INCORPORATED, a Nevada corporation (the “Company”), hereby promises to pay to the order of Grand Decade Developments Limited, a British Virgin Islands limited company and a wholly owned subsidiary of Grand Pharmaceutical Group Limited (together with its successors and assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of $2 million ($2,000,000.00) (the “Principal Amount”) together with interest thereon.

All payments under or pursuant to this Note or the other Transaction Documents shall be made in United States Dollars in immediately available funds by wire transfer of funds to the Holder’s account, instructions for which are set forth on Exhibit A. The outstanding principal balance of this Note shall be due and payable on November 25, 2024 (the “Maturity Date”).

1 BACKGROUND.

1A Defined Terms. Certain capitalized terms used in this Note are defined in paragraph 10; references to a paragraph are, unless otherwise specified, to one of the paragraphs of this Note and references to an “Exhibit” or “Schedule” are, unless otherwise specified, to one of the exhibits or schedules attached to this Note.

2 INTEREST.

2A Interest Rate. Subject to paragraph 2B below, this Note shall bear interest (computed on the basis of a 365-day year and actual days elapsed) (i) on the unpaid balance of the Principal Amount at the rate of (A) until November 25, 2023, 5.00% per annum and (B) after November 25, 2023, 10.00% per annum, payable on the Maturity Date, and (ii) following the occurrence and during the continuance of an Event of Default (other than an Event of Default arising under paragraph 6A(iii)), on the unpaid balance of the Principal Amount and any interest (including, for the avoidance of doubt, Accrued Interest), in each case in respect of the Note, automatically at a rate per annum from time to time equal to the Default Rate, payable on the Maturity Date (or at the option of the Holder, on demand pursuant to paragraph 5A(2)).

2B Interest Payment. On the Maturity Date, interest accrued on this Note (the “Accrued Interest”) shall, subject to any applicable tax withholding requirements, be paid in cash or, subject to approval by the Holder, converted into shares of Common Stock in accordance with paragraph 3B below.

3 CONVERSION; LIMITATION ON BENEFICIAL OWNERSHIP.

3A Conversion of Principal. At any time and from time to time following the Funding Date, subject to paragraph 3C hereof, the unpaid Principal Amount then outstanding under this Note shall be convertible (in whole or in part), upon request by the Company and with the consent of the Holder, which consent shall not be unreasonably withheld or delayed, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) that portion of the unpaid Principal Amount of this Note then outstanding by (ii) the greater of (a) the last closing bid price of a share of the Company’s Common Stock as reported on the Nasdaq on the date the Company and Holder agree to such conversion (each, a “Principal Conversion Date”) and (b) the average closing bid price of a share of the Company’s Common Stock as reported on the Nasdaq for the thirty Trading Days immediately preceding such Principal Conversion Date (each, a “Principal Conversion Price”). With respect to partial conversions of this Note, the Company shall keep written records of the amount of this Note converted as of each Principal Conversion Date. Notwithstanding the provisions of this paragraph 3A, under no circumstance will the Company issue shares of Common Stock upon conversion of any Principal Amount and any Accrued Interest outstanding under this Note, in the aggregate, in an amount that would exceed 19.99% of the number of shares of the Company’s Common Stock issued and outstanding on the Funding Date (subject to any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other substantially similar transaction). In the event such conversion of this Note would result in the Company issuing over 19.99% of the number of shares of the Company’s Common Stock issued and outstanding on the Funding Date (subject to any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other substantially similar transaction), the number of shares of Common Stock that would exceed 19.99% of the number of shares of Common Stock issued and outstanding on the Funding Date shall be repaid in cash.

3B Conversion of Accrued Interest. At any time and from time to time following the Funding Date, subject to paragraph 3C hereof, any unpaid interest then outstanding under this Note shall be convertible (in whole or in part), upon request by the Company and with the consent of the Holder, which consent shall not be unreasonably withheld or delayed, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) that portion of the unpaid interest by (ii) the greater of (a) the last closing bid price of a share of the Company’s Common Stock as reported on the Nasdaq on the date the Company and Holder agree to such conversion (each, an “Accrued Interest Conversion Date”) and (b) the average closing bid price of a share of the Company’s Common Stock as reported on the Nasdaq for the thirty Trading Days immediately preceding such Accrued Interest Conversion Date (each, an “Accrued Interest Conversion Price”). With respect to partial conversions of interest on this Note, the Company shall keep written records of the amount of such interest converted as of each Accrued Interest Conversion Date. Notwithstanding the provisions of this paragraph 3B, under no circumstance will the Company issue shares of Common Stock upon conversion of any Principal Amount and any Accrued Interest outstanding under this Note, in the aggregate, in an amount that would exceed 19.99% of the number of shares of the Company’s Common Stock issued and outstanding on the Funding Date (subject to any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other substantially similar transaction). In the event such conversion of this Note would result in the Company issuing over 19.99% of the number of shares of the Company’s Common Stock issued and outstanding on the Funding Date (subject to any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other substantially similar transaction), the number of shares of Common Stock that would exceed 19.99% of the number of shares of Common Stock issued and outstanding on the Funding Date shall be repaid in cash.

3C Mechanics of Conversion.

3C(1) Issuance of Certificates. Not later than three (3) Trading Days after each Conversion Date (each, a “Delivery Date”), the Company shall, at its expense (including the payment by it of any applicable issue or stamp taxes), cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates evidencing the number of fully paid and nonassessable shares of Common Stock (which number shall be rounded down to the nearest whole share in the event any fractional share may otherwise be issuable upon such conversion and the Company shall pay a cash adjustment to the Holder in respect of such final fraction in an amount equal to such fraction multiplied by the Principal Conversion Price or Accrued Interest Conversion Price, as applicable) to which the Holder shall be entitled upon conversion of all or any portion of the Principal Amount or Accrued Interest, in such denominations as may be requested by the Holder, which certificate or certificates shall be free of restrictive and trading legends (except for any such legends as may be required under the Securities Act). In lieu of delivering physical certificates for the shares of Common Stock issuable upon any conversion of all or any portion of the Principal Amount or Accrued Interest, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program or a similar program, upon request of the Holder, the Company shall cause its transfer agent to electronically transmit such shares of Common Stock issuable upon conversion of all or any portion of the Principal Amount or Accrued Interest to the Holder (or its designee), by crediting the account of the Holder’s (or such Holder’s designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply) as instructed by the Holder (or its designee).

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3C(2) Buy-Ins. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder the Note Shares pursuant to a conversion on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Note Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (i) pay in cash to the Holder the amount, if any, by which (a) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (b) the amount obtained by multiplying (1) the number of Note Shares that the Company was required to deliver to the Holder in connection with the conversion at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (ii) at the option of the Holder, either reinstate the Principal Amount (or applicable portion thereof) or Accrued Interest, as applicable, for which such conversion was not honored (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of all or any portion of the Principal Amount or Accrued Interest, as applicable, into shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (i) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company notice indicating the amounts payable to the Holder in respect of the Buy-In and evidence of the amount of such loss. Nothing herein shall limit the Holder’s right to pursue a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon conversion of all or any portion of the Principal Amount or Accrued Interest, as required pursuant to the terms hereof.

3D Record Date. In the event of:

(i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or any consolidation or merger of the Company with or into any other Person; or

(iii) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such event, the Company will mail or cause to be mailed to the Holder a notice specifying (a) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (b) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is anticipated to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or other Equity Interests) shall be entitled to exchange their shares of Common Stock (or other Equity Interests) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least fifteen (15) days prior to the date specified in such notice on which any such action is to be taken.

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3E No Impairment. The Company will not, by amendment of its Organizational Documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in taking all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of stock receivable on the conversion of all or any portion of the Principal Amount or Accrued Interest, as applicable, above the amount payable therefor on such conversion, and (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the conversion of all or any portion of the Principal Amount or Accrued Interest, as applicable.

3F Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of all or any portion of the Principal Amount or Accrued Interest; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

3G Reservation of Common Stock. The Company shall at all times after the Funding Date and while this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all or any portion of the Principal Amount and Accrued Interest thereon (disregarding for this purpose any and all limitations of any kind on such conversion). The Company shall, from time to time in accordance with Section 78 of the Nevada Revised Statutes, increase the authorized number of shares of Common Stock or take other effective action if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company’s obligations under this paragraph 3.

3H Regulatory Compliance.

3H(1) General. If any shares of Common Stock to be reserved for the purpose of conversion of the Principal Amount or Accrued Interest require registration or listing with or approval of any Governmental Authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, secure such registration, listing or approval, as the case may be.

3H(2) Antitrust Notification. If the Holder determines, in its sole judgment upon the advice of counsel, that the conversion of all or any portion of the Principal Amount or Accrued Interest pursuant to the terms hereof would be subject to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Company shall file as soon as practicable after the date on which the Company receives notice from the Holder of the applicability of the HSR Act and a request to so file with the United States Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”) the notification and report form required to be filed by it pursuant to the HSR Act in connection with such conversion (and in any event the Company shall make such filing no later than seven (7) Business Days after the date on which the Holder filed with the FTC and DOJ the notification and report form required to be filed by the Holder pursuant to the HSR Act in connection with such conversion). Any such notification and report form will be in full compliance with the requirements of the HSR Act. The Company will furnish to the Holder and the Holder shall furnish to the Company promptly (but in no event more than five (5) Business Days after receipt of a reasonable request therefore) such information and assistance as the other party may reasonably request in connection with the preparation of any filing or submission required to be filed by the Holder or the Company under the HSR Act. The Company and the Holder shall respond promptly after receiving any inquiries or requests for additional information from the FTC or the DOJ during the HSR waiting period. Each party shall keep the other apprised periodically and at the other party’s request of the status of any communications with, and any inquiries or requests for additional information from, the FTC or the DOJ. The Holder shall bear all filing or other fees required to be paid by the Company and the Holder (or the “ultimate parent entity” of the Holder, if any) under the HSR Act or any other applicable law in connection with such filings and all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Company and the Holder in connection with the preparation of such filings and responses to inquiries or requests. In the event that this paragraph 3H(2) is applicable to any conversion of all or any portion of the Principal Amount or Accrued Interest, the acquisition by the Holder of the Note Shares subject to such conversion shall be subject to the expiration or earlier termination of the waiting period under the HSR Act (with Conversion Date being deemed to be the date immediately following the date of such expiration or early termination).

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4 DELIVERABLES.

4A(1) Holder Deliverables. On the date hereof (the “Funding Date”) and upon execution and delivery of this Note by the Holder to the Company, the Holder shall deliver the following:

(i) the Principal Amount by wire transfer to the account set forth on Exhibit B; and

(ii) properly completed and executed IRS Form W-9 (or IRS Form W-8 as applicable).

5 PAYMENT OF NOTE.

5A Mandatory Prepayments and Conversion.

5A(1) Maturity. The entire unpaid Principal Amount and Accrued Interest and any other amounts due and payable under this Note shall be due and payable or converted pursuant to paragraph 3 hereof on the Maturity Date.

5A(2) Noteholder Conversion Option. If at any time after the Funding Date the last closing bid price of a share of the Company’s Common Stock as reported on the Nasdaq for ten (10) consecutive Trading Days or the average closing bid price of a share of the Company’s Common Stock as reported on the Nasdaq for the thirty Trading Days immediately preceding such date is equal to or exceeds $44.00 (the “Holder Conversion Option Price”), the Holder may require that the Company prepay this Note through conversion of the then outstanding Principal Amount and/or Accrued Interest thereon into shares of the Company’s Common Stock, in whole or in part, by delivering written notice on such date (each, a “Holder Conversion Date”) to the Company specifying the Principal Amount and/or Accrued Interest thereon of this Note that the Holder is requesting be so converted and the requested date of such conversion, which date shall not be less than three (3) Trading Days from the Holder Conversion Date.

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5A(3) Company Conversion Option. If at any time after the Funding Date the last closing bid price of a share of the Company’s Common Stock as reported on the Nasdaq for ten (10) consecutive Trading Days or the average closing bid price of a share of the Company’s Common Stock as reported on the Nasdaq for the thirty Trading Days immediately preceding such date is equal to or exceeds $66.00 (the “Company Conversion Option Price” and, together with the Holder Conversion Option Price, the “Conversion Option Prices”), the Company may prepay this Note, subject to the Holder’s consent, through conversion of the then outstanding Principal Amount and/or Accrued Interest thereon into shares of the Company’s Common Stock, in whole or in part, by delivering written notice on such date (each, a “Company Conversion Date”) to the Holder specifying the Principal Amount and/or Accrued Interest thereon of this Note that the Company is so converting and the date of such conversion, which date shall not be less than three (3) Trading Days from the Company Conversion Date. The Holder shall not unreasonably withhold or delay its consent.

5B Adjustment of Option Conversion Prices. Until the Note has been paid in full or converted in full, the Conversion Option Prices shall be subject to adjustment from time to time as follows (but shall not be increased, other than pursuant to paragraph 5B(1) hereof):

5B(1) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Funding Date effect a split of the outstanding Common Stock, the Conversion Option Prices in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the Funding Date combine the outstanding shares of Common Stock, the Conversion Option Prices in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this paragraph 5B(1) shall be effective at the close of business on the date the stock split or combination occurs.

5B(2) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Funding Date make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Option Prices in effect immediately prior to such event shall be decreased as of the time of such issuance by multiplying the Conversion Option Prices then in effect by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance; and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issued in payment of such dividend or distribution.

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5B(3) Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the Funding Date make or issue or set a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than as described in paragraphs 5B(1) or 5B(2)) or in cash or other property, then and in each such event provision shall be made so that the Holder shall receive upon conversion hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Holder would have been entitled to receive had this Note been converted on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Principal Conversion Date or the Accrued Interest Conversion Date, as the case may be, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this paragraph 5B with respect to the rights of the Holder.

5B(4) Adjustments for Reclassification, Exchange, Substitution, Reorganization, Consolidation, Merger, Etc. If the Common Stock at any time or from time to time after the Funding Date shall be changed to the same or different number of shares or other securities of any class or classes of stock or other property, whether by reclassification, exchange, substitution, reorganization, consolidation, merger, transfer of all or substantially all of the Company’s properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in paragraphs 5B(1), 5B(2) or 5B(3) hereof), then, and in each event, an appropriate revision to the Conversion Option Prices shall be made and provisions shall be made (by adjustments of the Conversion Option Prices or otherwise) so that thereafter this Note shall be convertible into the kind and amount of shares of stock or other securities or other property receivable upon reclassification, exchange, substitution, reorganization, consolidation, merger, transfer of all or substantially all of the Company’s properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution, reorganization, consolidation, merger, transfer of all or substantially all of the Company’s properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company or other change, all subject to further adjustment as provided herein.

5B(5) Other Events. If any event occurs of the type contemplated by the provisions of this paragraph 5B but not expressly provided for by such provisions, then the Company’s board of directors, acting in good faith and consistent with its fiduciary duties, shall make an appropriate adjustment in the Conversion Option Prices so as to protect the rights of the Holder.

5C Optional Prepayments. The Company may prepay, either through cash payment or through conversion pursuant to paragraph 3 hereof, any then outstanding Principal Amount and/or Accrued Interest thereon, in whole or in part, prior to the Maturity Date without penalty. The Company shall deliver notice of such prepayment to the Holder no later than 5 Business Days prior to the date of such prepayment.

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6 EVENTS OF DEFAULT.

6A Events of Default. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

(i) the Company defaults in the payment of any Principal Amount or Accrued Interest with respect to this Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

(ii) the Company defaults in the payment of any other amount due under this Note (other than amounts due under clause (i) of this paragraph 6A) for more than five (5) days after the date due; or

(iii) any representation or warranty made by the Company in this Note shall be false on the date as of which made except for any such inaccuracies that would not reasonably be expected to have a Material Adverse Effect (without duplication of any materiality qualifier therein); or

(iv) the Company fails to perform or observe any agreement contained in paragraph 11B; or

(v) the Company fails to perform or observe (x) any other agreement, term or condition contained in this Note (other than paragraphs 3 or 11B) or (y) in a material way any agreement, term or condition contained in paragraph 3, and in the case of each of clauses (x) or (y), such failure shall not be remedied within thirty (30) days after any Responsible Officer obtains actual knowledge thereof; or

(vi) the Company makes an assignment for the benefit of creditors or is generally unable to pay its debts as such debts become due; or

(vii) any decree or order for relief in respect of the Company is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the “Bankruptcy Law”), of any jurisdiction; or

(viii) the Company petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company, or of any substantial part of the assets of the Company, or commences a voluntary case under the Bankruptcy Law of the United States of America or any proceedings relating to the Company under the Bankruptcy Law of any other jurisdiction; or

(ix) any such petition or application is filed, or any such proceedings are commenced, against the Company and the Company by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

(x) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

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(xi) this Note, at any time after its execution and delivery, ceases for any reason to be in full force and effect; or the Company contests in any manner the validity or enforceability of this Note; or the Company denies that it has any or further liability or obligation under this Note, or purports to revoke, terminate or rescind this Note;

then (1) if such event is an Event of Default specified in clause (vii), (viii) or (ix) of this paragraph 6A, this Note shall automatically become immediately due and payable together with interest accrued thereon and together with any fees or other amounts then owing under the Transaction Documents, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (2) with respect to any other event constituting an Event of Default hereunder, the Holder may at its option, by notice in writing to the Company, declare this Note to be, and this Note shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with any fees or other amounts then owing under the Transaction Documents, without presentment, demand, protest or additional notice of any kind, all of which are hereby waived by the Company.

6B Rescission of Acceleration. At any time after this Note shall have been declared immediately due and payable pursuant to paragraph 6A, the Holder may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on this Note, all overdue fees and other amounts owing under the Transaction Documents, if any, payable with respect to this Note, the principal of this Note which has become due otherwise than by reason of such declaration, and interest on such overdue interest, fees and other amounts and principal at the Default Rate, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11B, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to this Note. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

6C Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 6A of the applicable Note or any such declaration shall be rescinded and annulled pursuant to paragraph 6B of the applicable Note, the Company shall forthwith give notice thereof to each Holder.

6D Other Remedies. If any Event of Default or Default shall occur and be continuing, the Holder may proceed to protect and enforce its rights hereunder this Note and under the other Transaction Documents by exercising such remedies as are available to the Holder thereunder and in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Note or any other Transaction Document or in aid of the exercise of any power granted in this Note or any other Transaction Document. No remedy conferred in this Note or any other Transaction Document upon or for the benefit of the Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein, in any other Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise. NO PARTY HEREUNDER SHALL BE LIABLE UNDER THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT TO ANY OTHER PERSON FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, RELIANCE OR SPECIAL DAMAGES (AS OPPOSED TO ACTUAL OR DIRECT DAMAGES) SUFFERED BY ANY OTHER PERSON (INCLUDING DAMAGES FOR HARM TO BUSINESS, LOST REVENUES, LOST SAVINGS OR LOST PROFITS SUFFERED BY SUCH PERSON), WHETHER IN CONTRACT, WARRANTY, STRICT LIABILITY, TORT OR OTHERWISE, INCLUDING NEGLIGENCE OF ANY KIND, WHETHER ACTIVE OR PASSIVE, AND REGARDLESS OF WHETHER THE POSSIBILITY THAT SUCH DAMAGES COULD RESULT WAS KNOWN.

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7 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants, in each case, as of the date hereof as follows:

7A Organization. The Company is duly organized and existing in good standing in each jurisdiction in which it is incorporated or organized and is licensed or qualified to do business and in good standing in every jurisdiction where the ownership of its properties or the nature of the business conducted by it makes such licensing or qualification necessary, except where the failure to be licensed or qualified could not reasonably be expected to have a Material Adverse Effect.

7B Power and Authority. The Company has all requisite organizational power to conduct its business as currently conducted and as currently proposed to be conducted. The Company has all requisite organizational power to execute and deliver the Transaction Documents and perform its obligations under such Transaction Documents. The execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby have been duly authorized by all requisite action, and such Transaction Documents have been duly executed and delivered by Responsible Officers of the Company and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7C Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of this Note, other than: (i) the filings required pursuant to paragraph 9D of this Note, (ii) the notice and/or application(s) to the Nasdaq for the issuance of the Note Shares and the listing of the Note Shares for trading thereon in the time and manner required thereby and (iii) such filings as are required to be made with the SEC and under applicable state securities laws.

7D SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one (1) year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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7E Sanctions; Anti-Corruption Laws; etc.

(i) Neither the Company nor, to the knowledge of the Company, any director, officer, employee, agent, or Affiliate of the Company, (a) is a Sanctions Target or (b) is owned 50% or more by Persons that are a Sanctions Target.

(ii) Within the past five (5) years and to the knowledge of the Company, the Company and its respective directors, officers, employees, and agents, are in material compliance with applicable Sanctions.

(iii) The Company has instituted and maintains policies and procedures reasonably designed to promote and achieve continued compliance with Sanctions and Anti-Corruption Laws.

(iv) Within the past five (5) years and to the knowledge of the Company, neither the Company nor any director, officer, agent, or employee or other Person acting on behalf of the Company, has taken any action, directly or indirectly, resulting in a material violation by such Persons of Anti-Corruption Laws.

7F Capitalization. This Note, when issued and delivered in accordance with the terms hereof for the consideration and on the terms and conditions set forth herein, will be duly authorized and validly issued, fully paid and non-assessable and, based in part upon the representations of Holder in this Note, will be issued in compliance with all applicable federal and state securities laws, and such issuance does not require registration of the issuance of the Note under Section 5 of the Securities Act or pursuant to the provisions of any securities or blue sky law of any applicable jurisdiction. Sufficient shares of authorized but unissued Common Stock have been reserved by appropriate corporate action of the Company in connection with the prospective conversion of the Note (including the Accrued Interest (as defined herein and therein) with respect thereto). The issuance of the Note Shares (a) does not require any further corporate action by the stockholders of the Company, other than as has been obtained, or the board of directors of the Company, (b) is not subject to the rights of first refusal of any present or future stockholders of the Company, and (c) does not conflict in any material respect with any provision of any agreement to which the Company is a party or by which it is bound except for any such conflicts that would not reasonably be expected to have a material effect on the rights and benefits of the Holder under the Transaction Documents. The Note Shares, when issued upon the conversion of this Note (including the Accrued Interest (as defined herein and therein) with respect thereto), will be duly authorized, validly issued, fully paid and non-assessable.

7G Use of Proceeds. The Company shall use the proceeds for working capital and other general corporate purposes such as its ongoing clinical development activities, and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person.

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8 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE HOLDER.

8A Nature of Purchase. The Holder represents that it is receiving this Note, and the Note Shares to be issued upon conversion, if any, for its own account. The Holder understands that this Note and the Note Shares have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register this Note or the Note Shares.

8B Accredited Investor. The Holder represents that it is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”). The Holder further represents that it has had the opportunity to ask questions of the Company and received answers concerning the terms and conditions of Note and the Note Shares.

8C Access to Information. The Holder represents that it has received access to all information necessary to evaluate the Note and the Note Shares and make an investment decision thereon, including any financial information of the Company so requested.

8D Plan or Intent to Sell. At the time of issuance of this Note, the Holder has no plan or intention to sell, exchange, distribute, dispose of or otherwise transfer this Note or any equity issuable upon conversion of this Note.

8E Treatment of Note. The Holder shall treat this Note as indebtedness for all purposes, including U.S. federal income tax purposes.

8F Sanctions. To the Holder’s knowledge, the Holder is not a Sanctions Target and is not owned 50% or more by Persons that are a Sanctions Target.

9 COVENANTS RELATED TO THE NOTE SHARES

9A Reporting Status. The Company will promptly take such action as may be necessary to maintain status as a public reporting company, including filing timely all reports required to be filed with the SEC pursuant to the Exchange Act until such time as there ceases to be Registrable Shares.

9B Nasdaq Listing.

9B(1) The Company will comply in all material respects with the Company’s reporting, filing and other obligations under the rules of the Nasdaq Stock Market, LLC (together with its successors, the “Nasdaq”) or any other national securities exchange on which the Company’s Common Stock is listed until such time as there cease to be Registrable Shares.

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9B(2) The Company shall promptly take any and all actions, including by submitting notifications of issuance, applications for listing of additional shares and change in the number of shares outstanding notifications, as may be necessary to ensure that the Common Stock issued upon conversion of all or any portion of the Principal Amount or Accrued Interest are eligible to trade on the Nasdaq or any other national securities exchange on which the Common Stock is listed.

9C Rule 144. With a view to making available to the Holder the benefits of certain rules and regulations of the SEC that at any time permit the sale of the Registrable Shares to the public without registration, until such time as all Note Shares have been disposed of to the public pursuant to an effective registration statement or Rule 144 under the Securities Act or can be sold without restriction, including the availability of current public information, under Rule 144 under the Securities Act, the Company shall use its commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times; and (ii) furnish to the Holder, upon the Holder’s reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act and such other reports and documents of the Company as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a holder to sell any such securities without registration.

9D Notifications to Nasdaq. On or prior to any Conversion Date, the Company shall promptly take any and all actions, including by submitting any “Notification of Issuance,” “Application for Listing of Additional Shares” or “Notification: Change in the Number of Shares Outstanding”, and make all certifications as may be required by Nasdaq or any other national securities exchange on which the Company’s Common Stock is listed to ensure that the Note Shares issued upon conversion of all or any portion of the Principal Amount or Accrued Interest are eligible to trade on such exchange, and as of any Conversion Date, Nasdaq shall have in effect approved such listing application by confirming that it does not have any additional comments to such application.

9E Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Note Shares for, sale to the Holder under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Holder.

10 DEFINITIONS. For the purpose of this Note, the terms defined in paragraph 10 (or within the text of any other paragraph) shall have the respective meanings specified therein.

“Accrued Interest” shall have the meaning specified in paragraph 2B.

“Accrued Interest Conversion Date” shall have the meaning specified in paragraph 3B.

“Accrued Interest Conversion Price” shall have the meaning specified in paragraph 3B.

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“Affiliate” shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company or another specified Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary in this definition, the Holder shall not be deemed to be an Affiliate of the Company solely by virtue of this Note.

“Anti-Corruption Laws” shall mean all laws, rules, regulations and requirements of any jurisdiction applicable to the Company and its Affiliates concerning or relating to bribery or corruption, including the Foreign Corrupt Practices Act of 1977, as amended.

“Bankruptcy Law” shall have the meaning specified in clause (vii) of paragraph 6A.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Buy-In” shall have the meaning specified in paragraph 3C(2).

“Collateral” shall mean all of the Company’s right, title and interest, in and to, (i) all intellectual property rights of the Company set forth on Schedule 1 attached hereto, and with respect to any and all intangible rights relating to such intellectual property, (x) all extensions and renewals thereof, (y) all rights to sue at law or equity for past, present and future infringements thereof, and (z) all agreements (whether written or oral) providing for the granting of any right in or to such intellectual property, and (ii) all proceeds of the foregoing.

“Common Stock” shall mean (i) the Company’s Common Stock, $0.0001 par value per share and (ii) any other securities into which or for which any of the securities described in clause (i) above have been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

“Company” shall have the meaning specified in the first introductory paragraph of this Note.

“Company Conversion Date” shall have the meaning specified in paragraph 5A(3).

“Company Conversion Option Price” shall have the meaning specified in paragraph 5A(3).

“Conversion Date” shall mean a Principal Conversion Date, an Accrued Interest Conversion Date, a Holder Conversion Date or a Company Conversion Date, as applicable.

“Conversion Option Prices” shall have the meaning specified in paragraph 5A(3).

“Default Rate” shall mean 10.00%.

“Delivery Date” shall have the meaning specified in paragraph 3C(1).

“DOJ” shall have the meaning specified in paragraph 3H(2).

“DTC” shall have the meaning specified in paragraph 3C(1).

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“Equity Interests” shall mean and include capital stock, membership interests and other similar equity interests, and shall also include warrants or options to purchase capital stock, membership interests or other equity interests.

“Event of Default” shall mean any of the events specified in paragraph 6A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and “Default” shall mean any of such events, whether or not any such requirement has been satisfied.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Excluded Property” shall mean (i) any permit, lease, license, contract, instrument or other agreement held by the Company, including any property subject thereof, that prohibits or requires the consent of any person other than its Affiliates as a condition to the creation by the Company of a lien thereon, or any permit, lease, license contract or other agreement or property held by the Company to the extent that any requirement of law applicable thereto prohibits the creation of a lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC (as defined below) or any other requirement of law and (ii) any United States “intent-to-use” trademark or service mark application filed pursuant to Section 1(b) of the Lanham Act prior to the filing of an “Amendment to Allege Use” or a “Statement of Use” pursuant to Sections 1(c) or 1(d) of the Lanham Act, solely to the extent that, and only for so long as, the grant of such security interest therein would impair the validity or enforceability of, render void or voidable, or result in the cancellation of, such “intent-to-use” trademark or service mark application under federal law.

“FTC” shall have the meaning specified in paragraph 3H(2).

“Funding Date” shall have the meaning specified in paragraph 4A(1).

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Holder” shall have the meaning specified in the introductory paragraph of this Note.

“Holder Conversion Date” shall have the meaning specified in paragraph 5A(2).

“Holder Conversion Option Price” shall have the meaning specified in paragraph 5A(2).

“HSR Act” shall have the meaning specified in paragraph 3H(2).

“including” shall mean, unless the context clearly requires otherwise, “including without limitation.”

“Indemnitee” shall have the meaning specified in paragraph 11A(2).

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“Material Adverse Effect” shall mean a material adverse effect on (i) the business, operations, property or financial condition of the Company , (ii) the ability of the Company to perform its obligations under the Transaction Documents, or (iii) the validity or enforceability of this Note or any of the other Transaction Documents, or the rights and remedies of the Holder under or in respect of any of the Transaction Documents.

“Maturity Date” shall have the meaning specified in the second introductory paragraph of this Note.

“Nasdaq” shall have the meaning specified in paragraph 9B(1).

“Note” shall mean this Convertible Promissory Note as amended, restated, supplemented or otherwise modified from time to time.

“Note Shares” shall mean collectively the shares of Common Stock of the Company issuable upon conversion of all or any portion of the Principal Amount and Accrued Interest in accordance with the terms hereof, as such number may be adjusted pursuant to the provisions hereof.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Organizational Documents” shall mean, (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

“Principal Amount” shall have the meaning specified in the first introductory paragraph of this Note.

“Principal Conversion Date” shall have the meaning specified in paragraph 3A.

“Principal Conversion Price” shall have the meaning specified in paragraph 3A.

“Registrable Shares” shall mean the Note Shares that are registrable under any previously entered into registration rights agreement.

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“Related Holder Party” shall mean all Affiliates, officers, directors, agents, consultants and employees of the Holder.

“Responsible Officer” shall mean the chief executive officer or chief financial officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

“Sanctioned Jurisdiction” shall mean, at any time, a country, territory or geographical region that is itself subject to comprehensive territory-wide sanctions imposed by a U.S. Governmental Authority (currently Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk People’s Republic, and Luhansk People’s Republic regions).

“Sanctions” shall mean all applicable economic or financial sanctions, and trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council or (c) any other relevant sanctions authority having proper jurisdiction over such matters.

“Sanctions Target” shall mean any Person: (i) that is the subject or target of any Sanctions; (ii) named in any Sanctions-related list maintained by the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce, including OFAC’s Specially Designated Nationals and Blocked Person List; (iii) organized or ordinarily resident in a Sanctioned Jurisdiction and that is the subject or target of Sanctions; or (iv) owned 50% or more by any such Person or Persons described in the foregoing clauses (i)-(iii).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Report” shall have the meaning specified in paragraph 7D.

“Secured Property” shall have the meaning specified in paragraph 12A.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Trading Day” shall mean, at any time, a day on which the Nasdaq is open for the general trading or quotation of securities and the Common Stock is traded or quoted thereon without suspension or interruption.

“Transaction Documents” shall mean this Note and any and all other agreements, documents, certificates and instruments from time to time executed and delivered by or on behalf of the Company related to the foregoing.

“UCC” shall have the meaning specified in paragraph 12A.

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11 MISCELLANEOUS.

11A Expenses; Indemnity.

11A(1) Indemnification.

(i) The Company shall indemnify the Holder and each Related Holder Party (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of one (1) counsel for such Indemnitees), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Company) other than such Indemnitee and its Related Holder Parties arising out of, in connection with, or as a result of the execution or delivery of this Note, any other Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company against an Indemnitee for breach of such Indemnitee’s obligations hereunder or under any other Transaction Document, if the Company has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This paragraph 11A(1)(i) shall not apply with respect to any taxes, other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

(ii) Each Indemnitee entitled to indemnification under paragraph 11A(1)(i) shall give notice to the Company promptly after such Indemnitee has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Company (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided, however, that the Indemnitee may participate in such defense provided that all legal and other expenses incurred by the Indemnitee in connection therewith shall be at such Indemnitee’s expense, and, provided further, that the failure of any Indemnitee to give notice as provided herein shall not relieve the Company of its obligations under this Note, unless such failure is materially prejudicial to the Company in defending such claim or litigation. The Company shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld).

11A(2) Survival. The obligations of the Company under paragraph 11A(1) shall survive the payment of this Note.

11B Consent to Amendments. Any term of this Note may be amended, and the Company may take any action herein prohibited, or compliance therewith may be waived, only if the Company shall have obtained the written consent (and not without such written consent) to such amendment, action or waiver from the Holder.

11C Survival of Representations and Warranties. All representations and warranties contained herein or in any other Transaction Document for the benefit of the Holder or made in writing by or on behalf of the Company to the Holder in connection herewith or any other Transaction Document shall survive the execution and delivery of this Note and the other Transaction Documents and the payment of any Note.

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11D Registration of Note. The Company shall register and record transfers, exchanges, reissuances and cancellations of this Note and the Principal Amount and Accrued Interest outstanding thereunder, upon the records to be maintained by the Company for that purpose, in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Note as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Company shall be entitled to rely, and held harmless in acting or refraining from acting in reliance upon, any notices, instructions or documents it believes in good faith to be from an authorized representative of the Holder.

11E Successors and Assigns. Subject to paragraphs 11A(2) and 11C, all covenants and other agreements by or on behalf of any of the parties hereto contained in this Note and the other Transaction Documents shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided that the Company may not assign its rights or obligations hereunder to any Person.

11F Notices. All notices, requests, demands and other communications that are required or may be given pursuant to the terms of this Note shall be in writing and shall be deemed delivered (i) on the date of delivery when delivered by hand on a Business Day during normal business hours or, if delivered on a day that is not a Business Day or after normal business hours, then on the next Business Day, (ii) on the date of transmission when sent by facsimile transmission or email during normal business hours on a Business Day with telephone confirmation of receipt or, if transmitted on a day that is not a Business Day or after normal business hours, then on the next Business Day, or (iii) on the second Business Day after the date of dispatch when sent by a reputable courier service that maintains records of receipt; provided, however, that, in any such case, such communication is addressed, if to the Holder, as specified for such communications on Exhibit A, and if to the Company, as follows, or, in each case, to such other address as the Company or the Holder may designate in a written notice to the other pursuant to this paragraph 11F:

if to the Company, to:

OncoSec Medical Incorporated
24 North Main Street
Pennington, NJ 08534
Attention: George Chi
Telephone: (855) 662-6732
Email: gchi@oncosec.com

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

1735 Market Street, Floor 23

Philadelphia, PA 19103

Attention: Steven J. Abrams, Esq.

Telephone: (267) 675-4671

Email: steve.abrams@hoganlovells.com

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11G Payments Due on Non-Business Days. Anything in this Note to the contrary notwithstanding, any payment of principal of or interest on, or any fees payable with respect to, this Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall not be included in the computation of the interest payable on such Business Day.

11H Governing Law. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

11I Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one instrument, and it shall not be necessary in making proof of this Note to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page to this Note by telecopier or pdf shall be effective as delivery of a manually executed counterpart of this Note.

11J WAIVER OF JURY TRIAL. THE COMPANY, AND THE HOLDER BY ITS ACCEPTANCE HEREOF, EACH IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE, THE NOTE SHARES, ANY OTHER TRANSACTION DOCUMENT OR ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE ACTIONS OF THE HOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

11K Personal Jurisdiction. Each of the Company and the Holder irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, the City of New York, over any suit, action or proceeding arising out of or relating to this Note, the Note Shares, the other Transaction Documents or any of the agreements, documents or instruments delivered in connection herewith or therewith. To the fullest extent permitted by applicable law, each of the Company and the Holder irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

11L Usury Not Intended. In the event any interest paid on this Note is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of the Principal Amount and applied against the Principal Amount of this Note.

11M Entire Agreement. THIS NOTE AND THE TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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12 SECURITY AGREEMENT.

12A Collateral. This Note shall constitute a security agreement as that term is used in the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York (the “UCC”) and the Company hereby grants to the Holder, in order to secure the Company’s obligations under this Note, a first lien and continuing security interest in and to the Collateral, whether now owned or hereafter acquired by the Company, wherever located, and whether now or hereafter existing or arising (collectively, the “Secured Property”) (terms used in this paragraph 12(A) shall have the meaning provided in the UCC; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies); provided further, that “Collateral” shall not include any Excluded Property and if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.

12B Cooperation. The Company will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Holder from time to time such confirmatory assignments, conveyances, financing statements, powers of attorney, certificates and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the interests hereby granted, which the Holder, upon written discretion, deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral. Without limiting the foregoing, the Company hereby authorizes the Holder to file any such financing statements as the Holder shall determine to be necessary or advisable to perfect the security interest granted hereunder, without the signature of the Company. The Holder is further authorized to file with the relevant patent office (for the patent records outlined in Schedule 1) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Collateral granted by the Company, without the signature of the Company, and naming the Company as debtor and the Holder as secured party.

12C Debtor Information. The Company represents and warrants that (i) it is a Nevada corporation, (ii) its organizational identification number is NV20081021448, (iii) its full legal name is OncoSec Medical Incorporated and (iv) its chief executive office is located at 24 North Main Street, Pennington, New Jersey 08534. The Company shall not change any of the information described in the prior sentence without 10 days prior written notice to the Holder and completing such action as the Holder may reasonably request to protect and perfect the security interest granted hereunder.

12D Remedies. In addition to all other rights, options, and remedies granted to the Holder under this Note, upon the occurrence and during the continuation of an Event of Default, the Holder may exercise all other rights granted to it under this Note and all rights under the UCC in effect in the applicable jurisdiction(s) and under any other applicable law, including the right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process, and to exercise all rights and remedies available to the Holder with respect to the Collateral under the UCC in effect in the applicable jurisdiction(s).

[Remainder of page intentionally left blank.]

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Very truly yours,

ONCOSEC MEDICAL INCORPORATED
a Nevada corporation

By:	/s/ Robert H. Arch
Name:	Robert H. Arch
Title:	President and Chief Executive Officer

Acknowledged and accepted
as of the date first written above:

GRAND DECADE DEVELOPMENTS LIMITED
A British Virgin Islands limited company

By:	/s/ Zhou Chao
Name:	Zhou Chao
Title:	Authorized Representative